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                                                                        EX.99.J

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Coventry Group, and to the use of our report dated April 29, 2005 on the financial statements and financial highlights of the Boston Balanced Fund and Boston Equity Fund, each a series of shares of the Coventry Group. Such financial statements and financial highlights appear in the March 31, 2005 Annual Report to Shareholders which is incorporated by reference into the Registration Statement.


                                                  /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 28, 2005




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Coventry Group, and to the use of our report dated April 29, 2005 on the financial statements and financial highlights of the Walden Social Balanced Fund and the Walden Social Equity Fund, each a series of shares of the Coventry Group. Such financial statements and financial highlights appear in the March 31, 2005 Annual Report to Shareholders which is incorporated by reference into the Registration Statement.


                                                   /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 28, 2005